EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of NWH, Inc., a Delaware corporation (the “Company”), appoints Richard H. Anderson and Lee D. Valenta as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to all of the Company’s registration statements that are currently effective, with all exhibits thereto and other documents in connection therewith, including the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-85307) pertaining to the NWH, Inc. 1993 Stock Option Plan.

Further, the undersigned do hereby grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done in and about the foregoing premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of his or their respective substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 10th day of August, 2006.

Signature	Title

/s/ Richard H. Anderson	President (principal executive officer)

/s/ Lee D. Valenta	Executive Vice President (principal financial and accounting officer)